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                                                                   Exhibit 23.2


                          Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 dated June 23, 1998 pertaining to the Pacific Northwest Bank 1988 Stock Option Plan and the Pioneer Bancorp, Inc. Amended and Restated Incentive Stock Option Plan of our report dated October 30, 1997 with respect to the consolidated financial statements of InterWest Bancorp, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
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ERNST & YOUNG LLP

Seattle, Washington
June 23, 1998